Calculation of Filing Fee Tables
S-4
CIVISTA BANCSHARES, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares, without par value	Other	1,434,500		$ 17,128,000.00	0.0001531	$ 2,622.30
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 17,128,000.00		$ 2,622.30
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,622.30
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) Represents the estimated maximum number of common shares, without par value, of Civista Bancshares, Inc. ("Civista", and such shares the "Civista common shares") estimated to be issuable upon completion of the merger of The Farmers Savings Bank ("Farmers") with and into Civista's wholly-owned subsidiary, Civista Bank (such merger, the "merger") described in the proxy statement/prospectus contained herein, which is the product of 500 common shares, without par value, of Farmers ("Farmers common shares"), issued and outstanding, multiplied by the exchange ratio of 2,869 Civista common shares per each Farmers common share. (2) Calculated pursuant to Rule 457(f)(2) and (3) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act. Farmers is a private company and no market exists for its securities. Therefore, the maximum aggregate offering price has been calculated as (i) the aggregate book value of the issued and outstanding Farmers common shares, computed as of June 30, 2025, which is $52,053,000, or $104,106 per each Farmers common share outstanding as of June 30, 2025 minus (ii) $34,925,000, the maximum amount of cash to be paid by $52,053,000, or the registrant in connection with the merger and the other transactions described in the enclosed proxy statement/prospectus and the merger agreement. (3) Computed in accordance with Rule 457(f) under the Securities Act to be $2,622.30, which is equal to 0.0001531 multiplied by the proposed maximum aggregate offering price of $17,128,000.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
500	$ 104,106.00	$ 52,053,000.00		$ 34,925,000.00	$ 17,128,000.00

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A